UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

StoneMor Partners L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32270	80-0103159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Veterans Highway, Suite B, Levittown, PA 19056

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (215) 826-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2013, StoneMor GP, LLC, the general partner (“StoneMor GP”) of StoneMor Partners L.P. (the “Partnership”), entered into an Amended and Restated Employment Agreement (the “Employment Agreement”) with its President and Chief Executive Officer Lawrence Miller, amending and restating his prior employment agreement effective as of September 20, 2004, as amended effective January 1, 2008. The Employment Agreement has an initial term that expires three years from its effective date, but is automatically extended for successive one-year terms, unless either party gives written notice of non-renewal ninety days prior to the end of the then term (the “Employment Period”).

During the Employment Period, Mr. Miller will receive an annual base salary of $528,000, subject to increase in the discretion of StoneMor GP’s Board of Directors (the “Board”) or its compensation committee (the “Compensation Committee”). In addition, Mr. Miller is eligible to receive an annual bonus award based upon satisfaction of objectives approved by the Board or the Compensation Committee. If no objectives are established, Mr. Miller may, at the discretion of StoneMor GP, receive a bonus of up to 50% of his base salary for meeting budgeted goals. Mr. Miller is also entitled to participate in other discretionary bonus or performance-based bonus programs for senior executives as well as equity incentive plans, as determined in the discretion of the Board or the Compensation Committee.

The Employment Agreement includes certain obligations of StoneMor GP upon the termination of Mr. Miller’s employment. In the event of Mr. Miller’s death, during the Employment Period, or “Disability,” as defined in the Employment Agreement, Mr. Miller’s estate, and/or beneficiaries, as applicable, are entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time prior to the date of termination; (iii) in the event of death, payment for any earned but deferred bonus for any year prior to the year of his death or, in the event of Disability, payment of any earned but unpaid bonus that was deferred or elected to be deferred by Mr. Miller or StoneMor GP; (iv) a pro rata portion of the bonus payable under any bonus program in effect for the year in which the termination occurs; (v) immediate vesting of and lapsing of restrictions on all unvested stock awards, if any, held as of the date of termination; (vi) continuation of personal or family medical benefits, as applicable, for two years; (vii) in the event of death, a payment of $4,875,000, or in the event of Disability, an amount equal to the product of Mr. Miller’s base salary, multiplied by a factor of 2.50; and (viii) such additional benefits provided for in the then existing plans, programs and/or arrangements of StoneMor GP. In order to partially fund the foregoing benefits in the event of Mr. Miller’s death, StoneMor GP has purchased life insurance coverage in the face amount of $5,000,000, payable to StoneMor GP, with premiums of approximately $44,635 per year for the term of the policy.

In the event Mr. Miller’s employment is terminated for “Cause,” as defined in the Employment Agreement, Mr. Miller is entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time prior to the date of termination; (iii) payment of any earned bonus that was deferred; and (iv) such additional benefits as may be provided by the then existing plans, programs and/or arrangements of StoneMor GP.

Mr. Miller’s employment may be terminated by StoneMor GP without Cause or Mr. Miller may terminate his employment for “Good Reason,” as defined in the Employment Agreement. In either event, Mr. Miller is entitled to: (i) earned but unpaid base salary prior to the date of termination; (ii) payment for all accrued but unused vacation time up to the date of termination; (iii) payment of any earned bonus that was deferred; (iv) any bonus payable pursuant to any bonus program, to the extent already earned but not paid in the year in which termination occurs; (v) an amount equal to Mr. Miller’s base salary, multiplied by a factor of 2.50; (vi) immediate vesting of and lapsing of restrictions on all unvested stock awards;

(vii) continued participation in StoneMor GP’s medical, dental, hospitalization and life insurance plans, programs and/or arrangements in which he was participating on the date of the termination until the earlier of two years; the date he receives substantially equivalent coverage under the plans, programs and/or arrangements of a subsequent employer or the date on which such plans are terminated, provided, however that if such coverage not be allowed under StoneMor GP’s plans, Mr. Miller is entitled to a lump sum payment, less contributions, in an amount equal to the amount that StoneMor GP would have spent on Mr. Miller’s premiums for the same period; and (viii) such additional benefits provided under existing plans and programs of StoneMor GP (other than severance payments payable under any benefit plan).

During the Employment Period and for one year thereafter, Mr. Miller is generally prohibited from engaging in any business that competes with StoneMor GP in areas in which StoneMor GP conducts business during the Employment Period and as of the date of termination of Mr. Miller’s employment. During the Employment Period and for two years thereafter, Mr. Miller is generally prohibited from soliciting or inducing any of StoneMor GP’s employees to terminate their employment or accept employment with anyone else or interfere in a similar manner with the business of StoneMor GP. The non-competition period may terminate earlier if (i) Mr. Miller is terminated other than for Cause and (ii) such termination does not occur within thirty days of a “Change in Control,” as defined in the Employment Agreement. In addition, subject to limited exceptions, during the Employment Period and thereafter, Mr. Miller is obligated not to divulge, furnish or make available to any person confidential information with respect to the business or affairs of StoneMor GP.

The Employment Agreement also includes various other covenants and provisions customary for an agreement of this nature. The foregoing summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, executed on July 22, 2013, retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEMOR PARTNERS L.P.

By:	StoneMor GP, LLC
its general partner

By:	/s/ Timothy K. Yost
Name:	Timothy K. Yost
Title:	Chief Financial Officer

Date: July 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, executed on July 22, 2013, retroactive to January 1, 2013, by and between StoneMor GP, LLC and Lawrence Miller.